Exhibit 99.1

Foresight Energy LP Hillsboro Mine Resumes Operations

ST. LOUIS, Missouri—(BUSINESS WIRE)—August 11, 2014—Foresight Energy LP (NYSE: FELP), a Delaware limited partnership, announced that on August 11, 2014 the Hillsboro Energy LLC Deer Run Mine resumed normal mining operations including the operation of the longwall.

About Foresight Energy LP

Foresight Energy LP is a leading coal producer in the Illinois Basin region of the United States with over three billion tons of coal reserves currently supporting four mining complexes. Our logistics give each of these mining complexes multiple modes of transportation to reach the end-users of our coal, including rail, barge and truck. We serve both the domestic and international markets.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains "forward-looking" statements within the meaning of the federal securities laws. These statements contain words such as "possible," "intend," "will," "if" and "expect" and can be impacted by numerous factors, including risks relating to the securities markets generally, the impact of adverse market conditions affecting the business of Foresight Energy LP, adverse changes in laws including with respect to tax and regulatory matters and other risks. There can be no assurance that actual results will not differ from those expected by management of Foresight Energy LP. Foresight Energy LP undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Foresight Energy LP becomes aware of, after the date hereof.

Contact

Kurt R. Bruenning
Vice President, Finance & Treasury
(314) 932-6152
investor.relations@foresight.com